AMENDED AND RESTATED
BY-LAWS
of
ALTRIA GROUP, INC.

(as of May 20, 2021)

ARTICLE I

Meetings of Shareholders

    Section 1.    Annual Meetings. - The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time as the Board of Directors may in its discretion determine.
    Section 2.    Special Meetings. - Unless otherwise provided by law, special meetings of the shareholders may be called by the chair of the Board of Directors or by order of the Board of Directors.
    Section 3.    Place of Meetings. - All meetings of the shareholders shall be held at such places or, in the case of virtual-only meetings, at no physical place but solely by means of remote communication, in each case, as the Board of Directors may in its discretion determine.
    Section 4.    Notice of Meetings. - Notice, stating the place (if any), day and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (except as a different time is specified herein or by law), to each shareholder of record having voting power in respect of the business to be transacted thereat.
    Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of the Corporation’s assets that requires shareholder approval or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger, share exchange, domestication or entity conversion or sale of assets agreement.
    Section 5.    Quorum and Vote Required. - At all meetings of the shareholders, unless a greater number or voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation, and except that in an election of directors subject to Article II, Section 4(b) hereof, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Less than a quorum may adjourn a meeting.

    Section 6.    Organization and Order of Business. - At all meetings of the shareholders, the chair of the Board of Directors or, in the chair’s absence, the presiding director (if any) or, in the absence of the presiding director (if any), the chief executive officer shall act as chair of the meeting. In the absence of the foregoing persons or, if present, with their consent, a majority of the shares present and entitled to vote at such meeting may appoint any person to act as chair. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary, shall act as secretary at each meeting of the shareholders. In the event that neither the secretary nor any assistant secretary is present, the chair of the meeting may appoint any person to act as secretary of the meeting.
    The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls, and the authority to recess or adjourn the meeting.
    At each annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, addressed to the secretary of the Corporation and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the previous year’s annual meeting of shareholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 60 days before the date of the applicable annual meeting. A shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, the name and address of any beneficial owner on whose behalf the proposal is being made and the name and address of any of their respective affiliates or associates or other parties with whom such shareholder or such beneficial owner is acting in concert (each, an “Associated Person”), (c) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice, (d) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by the shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, (e) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (f) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the proposal is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, and (g) any material interest of the shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, in such business. The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 6 and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 6, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the annual meeting of shareholders and (z) as of the date that is 10 days prior to the annual meeting of shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the business proposed for the meeting after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.
    Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6. The chair of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 6. If the chair should so determine, he or she shall so declare to the meeting, and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 6, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall, in order to do so, comply with the requirements of Regulation 14A under the Exchange Act (including, but not limited to, Rule 14a-8 or its successor provision).
    The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

    Section 7.    Voting. - A shareholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting or to the inspector of election appointed in accordance with Section 9 hereof at or prior to the time designated by the chair of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holder’s name on the books of the Corporation as of the voting record date for the meeting of shareholders. Unless required by statute or determined by the chair to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy.
    Section 8.    Proxies. - A shareholder or a shareholder’s duly authorized agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s duly authorized agent or the shareholder’s duly authorized attorney-in-fact authorized the transmission. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
    Section 9.    Inspectors. - At all meetings of the shareholders, the proxies shall be received and taken in charge, all ballots shall be received and counted and all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided, by two or more inspectors. Such inspectors shall be appointed by the Corporation or by the chair of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.
ARTICLE II
Board of Directors
    Section 1.    General Powers. - The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.
    Section 2.    Number. - The number of directors shall be determined from time to time by resolution of the Board of Directors.
    Section 3.    Term of Office. - Each director shall serve for the term for which he or she shall have been elected and until a successor shall have been duly elected and qualified.

    Section 4.    Nomination and Election of Directors.

    (a)    Except as provided in subsection (b) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

    (b)    This subsection (b) (and not subsection (a)) shall apply to any election of directors if, as of the Determination Date (defined below), there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for director in an election to which this subsection (b) applies shall be elected by a plurality of the votes cast in such election. The “Determination Date” is the last applicable day on which a shareholder may give notice of a nomination of a director pursuant to subsection (c) of this Section 4.
    (c)    No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 4. Nominations of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors (a “Board Nominee”) or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 4 (a “Shareholder Nominee”). Such nominations, other than those made by the Board of Directors or any committee designated by the Board of Directors, may be made only if written notice of a shareholder’s intent to nominate one or more persons for election as directors at the applicable meeting of shareholders has been given, either by personal delivery or by United States certified mail, postage prepaid, addressed to the secretary of the Corporation and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the previous year’s annual meeting of shareholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 60 days before the date of the applicable annual meeting, or (iii) with respect to any special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such shareholder’s notice shall set forth (a) the name and address, as they appear on the Corporation’s stock transfer books, of the shareholder giving the notice, the name and address of any beneficial owner on whose behalf the nomination is being made and the name and address of any Associated Person, (b) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (c) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by such shareholder and any beneficial owner on whose behalf the notice is given and any Associated Person, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (e) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the nomination is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (f) a description of all agreements, arrangements and understandings between such shareholder or such beneficial owner or any Associated Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder with respect to such nominee’s service or duties as a nominee or director of the Corporation, including, but not limited to, any direct or indirect compensation, reimbursement or indemnification in connection with such nominee’s service or action as a director or any commitment or assurance as to how such nominee will act or vote on any matter and (g) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder and any beneficial owner on whose behalf the notice is given. Each such shareholder’s notice shall also set forth (i) the name, age, business address and, if known, residence address of each Shareholder Nominee whom the shareholder proposes to nominate for election as a director, (ii) the principal occupation or employment of such Shareholder Nominee, (iii) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such Shareholder Nominee, (iv) any other information relating to such Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated under the Exchange Act and (v) the written consent of such Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected. The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 4 and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 4, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the meeting and (z) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. The secretary of the Corporation shall deliver each shareholder’s notice under this Section 4 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. A Board Nominee shall, upon the request of the Board of Directors or any committee designated by the Board of Directors, furnish to the secretary of the Corporation all such information pertaining to such Board Nominee that is required to be set forth in a shareholder’s notice of nomination.
    The chair of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 4. If the chair should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to nominate the individual set forth in the shareholder’s notice of nomination as a director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.
    (d)    Subject to the terms and conditions of the By-Laws, the Corporation shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (as defined below), of any Shareholder Nominee identified in a timely notice (the “Notice”) that satisfies this Section 4 delivered to or mailed and received by the Corporation in accordance with subsection (c) of this Section 4 by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of this subsection (d) (such shareholder or shareholders, and any Associated Person of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elects as a part of providing the notice required by subsection (c) of this Section 4 to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (d).
1.    For purposes of this subsection (d), the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). For the avoidance of doubt, and notwithstanding anything in the By-Laws to the contrary, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.
2.    The number of Shareholder Nominees (including (i) any Shareholder Nominees elected to the Board of Directors at either of the two preceding annual meetings who are standing for reelection plus (ii) any Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this subsection (d) but either are subsequently withdrawn or that become Board Nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (A) two Shareholder Nominees and (B) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to subsection (c) of this Section 4 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this subsection (d) exceeds the Permitted Number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, with the selection going in the order of the amount (largest to smallest) of shares of the Corporation’s stock eligible to vote in the election of directors each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the Corporation.  If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
3.    An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to or mailed and received by the Corporation in accordance with subsection (c) of this Section 4 and the record date for determining shareholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date.  For purposes of satisfying the foregoing ownership requirement under this subsection (d), (i) the shares of stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of shareholders shall have provided to the secretary of the Corporation as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Corporation for purposes of this Section 4 on behalf of all members and authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination, and (ii) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose.  For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met). Within the time period specified in subsection (c) of this Section 4 for providing the Notice, an Eligible Shareholder must provide the following information in writing to the secretary of the Corporation: (i) the information required to be provided by subsection (c) of this Section 4 (provided, however, that the Eligible Shareholder shall (A) notify the Corporation of any inaccuracy or change in such information and (B) update and supplement such information as required by subsection (c) of this Section 4 within the time periods specified therein); (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date; (iii) the written consent of each Shareholder Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected; (iv) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (v) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this subsection (d), (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a Board Nominee, (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) intends to continue to own the Required Shares through the date of the annual meeting, and (F) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this subsection (d), (C) file with the SEC all soliciting and other materials as required under subdivision (9) of this subsection (d), and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting; and (vii) if the Eligible Shareholder did not submit the name(s) of the Shareholder Nominee(s) to the Nominating, Corporate Governance and Social Responsibility Committee of the Board of Directors for consideration as Board Nominee(s) prior to submitting the Notice, a brief explanation why the Eligible Shareholder elected not to do so. The inspectors of elections shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with the requirements set forth in subsection (d) of this Section 4.
4.    For purposes of this subsection (d), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (y) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder.  An Eligible Shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder (A) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on not more than three business days’ notice. Whether outstanding shares of the Corporation’s stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its shareholders.
5.    The Eligible Shareholder may provide to the secretary of the Corporation, within the time period specified in subsection (c) of this Section 4 for providing the Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 4, the Corporation may omit from its proxy materials any information or Statement (or any portion thereof) that the Board of Directors, in good faith, believes (i) would violate any applicable law, rule, regulation or listing standard; (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.
6.    The Corporation shall not be required to include, pursuant to this subsection (d), a Shareholder Nominee in its proxy materials (i) for any annual meeting for which the secretary of the Corporation receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the Board of Directors pursuant to the requirements of subsection (c) of this Section 4 and does not expressly elect as a part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (d), (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a Board Nominee, (iii) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation’s Articles of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination (including, without limitation, information contained in the Statement) that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 4.
7.    Notwithstanding anything to the contrary set forth herein, the chair of at the annual meeting shall have the authority to declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 4, as determined by the Board of Directors or the chair of the annual meeting.
8.    In addition to the information required to be provided by the Eligible Shareholder by subsections (c) and (d) of this Section 4, each Shareholder Nominee and each Board Nominee shall provide to the secretary of the Corporation, within two weeks of receipt of the secretary’s written request therefor, the following information: (i) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Shareholder Nominee or the Board Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any person being considered for nomination to the Corporation’s Board of Directors, as provided by the secretary; (ii) the Shareholder Nominee’s or the Board Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the secretary;

(iii) written confirmation that the Shareholder Nominee or the Board Nominee (A) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter and (B) is not a party to, and will not become a party to, any direct or indirect compensation, reimbursement or indemnification arrangement with any person other than the Corporation in connection with such nominee’s service or action as a director of the Corporation that has not been disclosed to the secretary of the Corporation; and (iv) written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding five years.
9.    The Eligible Shareholder shall file with the SEC any solicitation or other communication with the Corporation’s shareholders relating to the annual meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
10.    No person may be a member of more than one group of persons constituting an Eligible Shareholder, and no shares may be deemed attributed to more than one Eligible Shareholder, under this subsection (d).
11.    Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting shall be ineligible to be a Shareholder Nominee pursuant to this subsection (d) for the next two annual meetings of shareholders following the annual meeting for which the Shareholder Nominee has been included in the Corporation’s proxy materials.

    Section 5.    Chair of the Board of Directors. - The Board of Directors shall select and appoint a chair from among the directors. The chair of the Board of Directors shall preside at meetings of the shareholders and of the Board of Directors and shall be responsible to the Board of Directors. The chair shall be a member of the executive committee if one is established by the Board of Directors. The chair shall, from time to time, report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to its notice. The chair shall do and perform such other duties from time to time as the Board of Directors may prescribe.

    Section 6.    Organization. - At all meetings of the Board of Directors, the chair of the Board of Directors or, in the chair’s absence, the presiding director (if any) or, in the presiding director’s absence, the chief executive officer (if also a director), shall act as chair of the meeting. In the absence of the foregoing persons, the majority of the directors present at a meeting may appoint any director who is present at such meeting to act as chair. The secretary of the Corporation or, in the secretary’s absence, an assistant secretary, shall act as secretary of meetings of the Board of Directors. In the event that neither the secretary nor any assistant secretary is present at such meeting, the chair of the meeting shall appoint any person to act as secretary of the meeting.

    Section 7.    Vacancies. - Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.
    Section 8.    Place of Meeting. - Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia.
    Section 9.    Organizational Meeting. - The annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of shareholders and at the same place (if any), without the requirement of any notice other than this provision of the By-Laws.
    Section 10.    Regular Meetings; Notice. - Regular meetings of the Board of Directors shall be held at such times and places as it may from time to time determine. Notice of such meetings need not be given if the time and place have been fixed at a previous meeting.
    Section 11.    Special Meetings; Notice. - Special meetings of the Board of Directors shall be held whenever called by order of the chair of the Board of Directors, the chief executive officer (if also a director), the presiding director (if any) or any two of the directors. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be (a) mailed to each director, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, (b) given at least 24 hours before the time of the meeting by electronic transmission as previously consented to by the director to whom notice is given or (c) given personally or by telephone at least 24 hours before the time of the meeting.
    Section 12.    Waiver of Notice. - Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
    Section 13.    Quorum and Manner of Acting. - Except where otherwise provided by law, a majority of the directors fixed in accordance with these By-Laws at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum be had. Notice of any such adjourned meeting need not be given.
    Section 14.    Order of Business. - At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

    Section 15.    Committees. - In addition to the executive committee authorized by Article III of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of (a) a majority of all directors in office at the time the action is being taken or (b) the number of directors required to take action under Article II, Section 13 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

    Section 16.    Presiding Director. - The Board of Directors may, in its discretion, appoint a presiding director. The presiding director (if any) shall preside over executive sessions of the non-management directors or independent directors of the Board of Directors and, if the chair of the Board of Directors is not present, meetings of the Board of Directors and shareholders. Other powers and responsibilities of the presiding director shall be established by the Board of Directors.

ARTICLE III

Executive Committee

    Section 1.    How Constituted and Powers. - The Board of Directors, by resolution adopted pursuant to Article II, Section 15 hereof, may designate, in addition to the chair of the Board of Directors and the chief executive officer (if also a director), one or more directors to constitute an executive committee, who shall serve during the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

    Section 2.    Organization, Etc. - The Board of Directors shall elect the members and the chair of the executive committee annually at its annual organizational meeting following the annual meeting of shareholders. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

    Section 3.    Meetings. - Meetings of the executive committee may be called by the chair of the executive committee or by two members of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be (a) mailed to each member of the committee, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, (b) given at least 24 hours before the time of the meeting by an electronic transmission, as previously consented to by the director to whom notice is given or (c) given personally or by telephone at least 24 hours before the time of the meeting.

    Section 4.    Quorum and Manner of Acting. - A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.

    Section 5.    Removal. - Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

    Section 6.    Vacancies. - Any vacancy in the executive committee shall be filled by the Board of Directors.

ARTICLE IV
Officers
    Section 1.    Officers. - The officers of the Corporation shall be a chief executive officer, a president (if elected by the Board of Directors), one or more vice chairs (if elected by the Board of Directors), a chief operating officer (if elected by the Board of Directors), one or more vice presidents (one or more of whom may be designated executive vice president or senior vice president), a treasurer, a controller, a secretary, one or more assistant treasurers (if elected by the Board of Directors), assistant controllers (if elected by the Board of Directors) and assistant secretaries (if elected by the Board of Directors) and such other officers as may from time to time be chosen by the Board of Directors. Any two or more offices may be held by the same person.
    Section 2.    Election and Term of Office. - All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until a successor shall have been duly chosen or until such officer’s resignation, death or removal in the manner hereinafter provided.
    Section 3.    Vacancies. - If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.
    Section 4.    Other Agents and Employees - Their Powers and Duties. - The Board of Directors or the chief executive officer may appoint, from time to time, such agents and employees of the Corporation as they may deem proper, and may authorize any officers to appoint and remove agents and employees. The Board of Directors or the chief executive officer may from time to time prescribe the powers and duties of such other officers, agents and employees of the Corporation.
    Section 5.    Removal. - Any officer, agent or employee of the Corporation may be removed, either with or without cause, by a vote of a majority of the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by an officer who appointed him or her or upon whom such power of removal may be conferred by the Board of Directors or the chief executive officer.

    Section 6.    Resignation. - Any officer may resign at any time by delivering a notice of his or her resignation to the Board of Directors or the chief executive officer. Any such resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

    Section 7.    Chief Executive Officer. - The chief executive officer shall be responsible for the general management and control of the business and affairs of the Corporation and shall see to it that all orders and resolutions of the Board of Directors are implemented. The chief executive officer shall, from time to time, report to the Board of Directors on matters within his or her knowledge which the interests of the Corporation may require be brought to its attention. The chief executive officer shall be responsible to the Board of Directors and shall do and perform such other duties as from time to time the Board of Directors may prescribe. The chief executive officer (if also a director) shall be a member of the executive committee if one is established by the Board of Directors.
    Section 8.    President. - The president (if any) shall be responsible to the chief executive officer. Subject to the authority of the chief executive officer, the president shall be devoted to the Corporation’s business and affairs. He or she shall, from time to time, report to the chief executive officer on matters within the president’s knowledge which the interests of the Corporation may require be brought to the chief executive officer’s attention. The president (if any) shall do and perform such other duties as from time to time the Board of Directors or the chief executive officer may prescribe.
    Section 9.    Vice Chairs. - Each vice chair (if any) shall be responsible to the chief executive officer. Each vice chair shall from time to time report to the chief executive officer on matters within the vice chair’s knowledge which the interests of the Corporation may require be brought to the chief executive officer’s notice.
    Section 10.    Chief Operating Officer. - The chief operating officer (if any) shall be responsible to the chief executive officer for the principal operating businesses of the Corporation and shall perform those duties that may from time to time be assigned.
    Section 11.    Vice Presidents. - The vice presidents of the Corporation shall assist the chief executive officer, the president (if any) and the vice chairs (if any) in carrying out their respective duties and shall perform those duties that may from time to time be assigned to them. The chief financial officer shall be a vice president of the Corporation (or a more senior officer) and shall be responsible for the management and supervision of the financial affairs of the Corporation.
    Section 12.    Treasurer. - The treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may from time to time designate. The treasurer shall render to the Board of Directors, the chief executive officer, the president (if any), the vice chairs (if any) and the chief financial officer, whenever required by any of them, an account of all of his or her transactions as treasurer. If required, the treasurer shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of the treasurer’s office and the restoration to the Corporation at the expiration of his or her term of office or in case of death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The treasurer shall perform such other duties as from time to time may be assigned to him or her.

    Section 13.    Assistant Treasurers. - In the absence or disability of the treasurer, one or more assistant treasurers (if any) shall perform all the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the treasurer. Assistant treasurers (if any) shall also perform such other duties as from time to time may be assigned to them.

    Section 14.    Secretary. - The secretary shall prepare and maintain the custody of the minutes of each meeting of the shareholders and of the Board of Directors in a book or books kept for that purpose and be responsible for authenticating records of the Corporation. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the secretary’s office, or as the Board of Directors, the chief executive officer, the president (if any) or any vice chair (if any) may from time to time prescribe.
    Section 15.    Assistant Secretaries. - In the absence or disability of the secretary, one or more assistant secretaries (if any) shall perform all of the duties of the secretary and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the secretary. Assistant secretaries (if any) shall also perform such other duties as from time to time may be assigned to them.
    Section 16.    Controller. - The controller shall be administrative head of the controller’s department and shall have primary responsibility for accounting and financial reporting. The controller shall perform such other duties as from time to time may be assigned to him or her.
    Section 17.    Assistant Controllers. - In the absence or disability of the controller, one or more assistant controllers (if any) shall perform all of the duties of the controller and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the controller. Assistant controllers (if any) shall also perform such other duties as from time to time may be assigned to them.
ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

    Section 1.    Contracts. - The chief executive officer, the president (if any), any vice chair (if any), the chief operating officer (if any), any vice president, the treasurer, the secretary and such other persons as the Board of Directors or the chief executive officer may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

    Section 2.    Loans. - The chief executive officer, the president (if any), any vice chair (if any), any vice president, the treasurer and such other persons as the Board of Directors or the chief executive officer may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

    Section 3.    Voting of Stock Held. - The chief executive officer, the president (if any), any vice chair (if any), any vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chief executive officer, the president (if any), any vice chair (if any), any vice president or the secretary may attend in person any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VI

Certificates Representing Shares

    Certificates representing shares of the Corporation shall be signed by the chief executive officer, the president (if any) or any vice chair (if any) and the secretary or an assistant secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be by facsimile. Notwithstanding the provisions of this Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided that, the use of such system by the Corporation is permitted by law.

ARTICLE VII

Dividends

    The Board of Directors may declare dividends from funds of the Corporation legally available therefor.

ARTICLE VIII

Seal

    The Board of Directors shall provide a suitable seal or seals, which shall be in the form of a circle, and shall bear around the circumference the words “Altria Group, Inc.” and in the center the word and figures “Virginia, 1985.”

ARTICLE IX

Fiscal Year

    The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendment

    The power to alter, amend or repeal the By-Laws of the Corporation or to adopt new By-Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed by the shareholders, or new By-Laws may be adopted by the shareholders, and the shareholders may prescribe that any By-Laws made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XI

Emergency By-Laws

    If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

    Section 1.    Section 7 of Article II shall read as follows:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these By-Laws.

    Section 2.    The first sentence of Section 11 of Article II shall read as follows:

Special meetings of the Board of Directors shall be held whenever called by order of the chair of the Board of Directors, or of the chief executive officer, the president (if any) or the presiding director (if any) or any director or of any person having the powers and duties of the chair of the Board of Directors, the chief executive officer, the president (if any) or the presiding director (if any).

    Section 3.    Section 13 of Article II shall read as follows:

The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors; provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.